Exhibit 99.1

Netlist Reports Second Quarter 2021 Results

IRVINE, CALIFORNIA, August 3, 2021 - Netlist, Inc. (OTCQB: NLST) today reported financial results for the second quarter ended July 3, 2021.

Revenue for the second quarter ended July 3, 2021 was $64.4 million with $40 million in licensing fees and $24.4 million in product revenue which was up 123% quarter over quarter and up 64% consecutively.

Net income for the second quarter ended July 3, 2021 was $27.8 million, or earnings per basic share of $0.13, compared to a net loss in the prior year period of ($1.8) million, or a loss per basic share of ($0.01). These results include stock-based compensation expense of $0.4 million for the quarter ended July 3, 2021 and $0.2 million for the quarter ended June 27, 2020.

As of July 3, 2021, cash, cash equivalents and restricted cash was $54.4 million, total assets were $72.9 million, working capital was $35.2 million, total debt and accrued interest, net of debt discount, was $17.4 million, and stockholders’ equity was $35.9 million.

“During the quarter, we delivered record financial results from strong product sales and the execution of a comprehensive licensing agreement with SK hynix. With this renewed momentum, we're excited to ramp investments in strategic areas of the business while remaining focused on the intellectual property enforcement actions against infringing parties,” said Netlist's Chief Executive Officer, C.K. Hong.

Conference Call Information

C.K. Hong, Chief Executive Officer, and Gail Sasaki, Chief Financial Officer, will host an investor conference call today, August 3, 2021 at 12:00 p.m. Eastern Time to review Netlist’s results for the second quarter 2021. The live webcast and archived replay of the call can be accessed for 90 days in the Investors section of Netlist’s website at www.netlist.com.

About Netlist

Netlist provides high-performance SSDs and modular memory subsystems to enterprise customers in diverse industries. The Company's NVMe™ SSD portfolio provides industry-leading performance offered in multiple capacities and form factors. HybriDIMM™, Netlist's next-generation storage class memory product, addresses the growing need for real-time analytics in Big Data applications, in-memory databases, high-performance computing, and advanced data storage solutions. Netlist also manufactures a line of specialty and legacy memory products to storage customers, appliance customers, system builders and cloud and datacenter customers. Netlist holds a portfolio of patents in the areas of server memory, hybrid memory, storage class memory, rank multiplication and load reduction. To learn more, visit www.netlist.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical facts and often address future events or Netlist's future performance. Forward-looking statements contained in this news release include statements about Netlist's ability to execute on its strategic initiatives. All forward-looking statements reflect management's present expectations regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These risks, uncertainties and other factors include, among others: risks related to Netlist's plans for its intellectual property, including its strategies for monetizing, licensing, expanding, and defending its patent portfolio; risks associated with patent infringement litigation initiated by Netlist, or by others against Netlist, as well as the costs and unpredictability of any such litigation; risks associated with Netlist's product sales, including the market and demand for products sold by Netlist and its ability to successfully develop and launch new products that are attractive to the market; the success of product, joint development and licensing partnerships; the competitive landscape of Netlist's industry; and general economic, political and market conditions, including quarantines, factory slowdowns or shutdowns, and travel restrictions resulting from the COVID-19 pandemic. All forward-looking statements reflect management's present assumptions, expectations and beliefs regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These and other risks and uncertainties are described in Netlist's annual report on Form 10-K for its most recently completed fiscal year filed on March 26, 2021, and the other filings it makes with the U.S. Securities and Exchange Commission from time to time, including any subsequently filed quarterly and current reports. In light of these risks, uncertainties and other factors, these forward-looking statements should not be relied on as predictions of future events. These forward-looking statements represent Netlist's assumptions, expectations and beliefs only as of the date they are made, and except as required by law, Netlist undertakes no obligation to revise or update any forward-looking statements for any reason.

(Tables Follow)

For more information, please contact:

The Plunkett Group	Netlist, Inc.
Mike Smargiassi	Gail M. Sasaki
NLST@theplunkettgroup.com	Chief Financial Officer
(212) 739-6729	(949) 435-0025

Netlist, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

	(unaudited)
	July 3,	January 2,
	2021	2021
ASSETS
Current assets:
Cash and cash equivalents	$44,544	$13,326
Restricted cash	9,900	3,200
Accounts receivable, net	4,807	4,680
Inventories	12,271	3,198
Prepaid expenses and other current assets	632	514
Total current assets	72,154	24,918
Property and equipment, net	261	182
Operating lease right-of-use assets	247	114
Other assets	271	58
Total assets	$72,933	$25,272
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$17,341	$5,327
Revolving line of credit	752	3,678
Accrued payroll and related liabilities	1,186	806
Accrued expenses and other current liabilities	1,008	777
Long-term debt due within one year	16,649	17,056
Total current liabilities	36,936	27,644
Long-term debt	—	146
Other liabilities	113	102
Total liabilities	37,049	27,892
Commitments and contingencies
Stockholders' equity (deficit):
Preferred stock	—	—
Common stock	216	195
Additional paid-in capital	206,795	192,071
Accumulated deficit	(171,127)	(194,886)
Total stockholders' equity (deficit)	35,884	(2,620)
Total liabilities and stockholders' equity (deficit)	$72,933	$25,272

Netlist, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	July 3,	June 27,	July 3,	June 27,
	2021	2020	2021	2020
Net product sales	$24,363	$10,906	$39,260	$25,537
License fee	40,000	—	40,000	—
Net sales	64,363	10,906	79,260	25,537
Cost of sales(1)	21,498	9,080	34,894	21,602
Gross profit	42,865	1,826	44,366	3,935
Operating expenses:
Research and development(1)	2,060	698	3,184	1,352
Intellectual property legal fees	3,837	848	6,124	1,473
Selling, general and administrative(1)	3,092	1,957	5,049	4,178
Total operating expenses	8,989	3,503	14,357	7,003
Operating income (loss)	33,876	(1,677)	30,009	(3,068)
Other (income) expense, net:
Interest expense, net	(145)	(150)	(292)	(298)
Other income (expense), net	645	(2)	643	(5)
Total other income (expense), net	500	(152)	351	(303)
Income (loss) before provision for income taxes	34,376	(1,829)	30,360	(3,371)
Provision for income taxes	6,600	1	6,601	1
Net income (loss)	$27,776	$(1,830)	$23,759	$(3,372)
Earnings (loss) per share:
Basic	$0.13	$(0.01)	$0.11	$(0.02)
Diluted	$0.12	$(0.01)	$0.10	$(0.02)
Weighted-average common shares outstanding:
Basic	215,706	175,485	210,693	172,602
Diluted	235,176	175,485	229,305	172,602

(1) Amounts include stock-based compensation expense as follows:

Cost of sales	$4	$4	$7	$7
Research and development	168	44	278	91
Selling, general and administrative	207	116	432	272
Total stock-based compensation	$379	$164	$717	$370